UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2013

HOMEOWNERS OF AMERICA HOLDING CORPORATION

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	021-83940 (Commission File No.)	57-1219329 (IRS Employee Identification No.)

1333 Corporate Drive

Suite 325

Irving, TX 75038

(Address of Principal Executive Offices)

972-607-4241

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors (the “Board”) of Homeowners of America Holding Company, Inc. (the “Company”) unanimously approved and adopted the 2013 Equity Compensation Plan (the “Plan”) which became effective October 24, 2013. The Plan provides for the grant of incentive stock option, stock options, stock awards and restricted stock to participating employees, non-employee directors of, and consultants and advisors to, the Company and its subsidiaries. The Plan will be administered by the Board or by the Compensation Committee (the “Committee”). The Board or the Committee has the authority to determine the persons to whom options, stock awards and/or restricted stock units will be granted. The Board or the Committee also has the authority to determine the times at which options, stock awards and/or restricted stock units are granted and, subject to the provisions of the Plan, the exercise price for options granted. A total of 2,925,000 shares may be issued under the Plan. The Plan will terminate upon the earlier of (i) October 23, 2023 or (ii) the date on which the Board otherwise terminates the Plan in accordance with the terms thereof.

The preceding is a summary of the 2013 Equity Compensation Plan and is qualified in its entirety by reference to the 2013 Equity Compensation Plan which is attached hereto as Exhibit 10.1 and incorporated by reference.

On October 24, 2013, the Board granted options to purchase an aggregate of 1,925,000 shares of the Company’s common stock to certain employees, advisors, officers and directors under the 2013 Equity Compensation Plan. This included (i) an option to purchase 1,000,000 shares of common stock granted to the Company’s Chief Executive Officer, Spencer Tucker, (ii) an option to purchase 225,000 shares of common stock granted to the Company’s Chief Financial Officer, Michael Rosentraub, (iii) an option to purchase 200,000 shares of common stock granted to the Company’s Senior Vice President of Operations, Debbie Carter, and (iv) an option to purchase 100,000 shares of common stock granted to the Company’s Vice President, Director of Sales & Marketing, Michael Cox. The options are exercisable within 10 years from the date of the grant, at an exercise price of $0.50 per share.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Homeowners of America Holding Company, Inc. 2013 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013

HOMEOWNERS OF AMERICA HOLDING COMPANY, INC.

By:	/s/ Spencer Tucker
Name: Spencer Tucker
Title: President and Chief Executive Officer